Exhibit 10.3

The indebtedness and securities evidenced hereby are subordinated in accordance with and subject to the terms of that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of January 25, 2017, by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Subordinated Lender”), Staffing 360 Solutions, Inc., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Senior Agent”) for the Senior Lenders (as defined in the Subordination Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of January 25, 2017, by and among STAFFING 360 SOLUTIONS, INC., a Nevada corporation (the “Issuer”), FARO RECRUITMENT AMERICA, INC., a New York corporation (“Faro”), MONROE STAFFING SERVICES, LLC, a Delaware limited liability company (“Monroe”), PEOPLESERVE, INC., a Massachusetts corporation (“PSI”), PEOPLESERVE PRS, INC., a Massachusetts corporation (“PRS”),  LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation (“Lighthouse” and together with Faro, Monroe, PSI and PRS, collectively, the “US Subsidiary Guarantors” and the US Subsidiary Guarantors, together with the Issuer, collectively, the “Debtors”), in favor of JACKSON INVESTMENT GROUP, LLC, as the secured party (the “Secured Party”).

WHEREAS, pursuant to and subject to the terms and conditions of that certain Note and Warrant Purchase Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement) by and among the Debtors, certain other subsidiaries of the Issuer and the Secured Party, the Issuer will issue and sell a Subordinated Secured Promissory Note, dated as of the date hereof in the principal amount of $7,400,000 (together with any other notes issued in substitution or replacement thereof, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) and a Warrant to purchase shares of Issuer’s Common Stock (“Warrant”) to the Secured Party in exchange for $7,400,000 in aggregate purchase price consideration paid by the Secured Party to the Issuer;

WHEREAS, each of the direct and indirect subsidiaries of the Issuer including, without limitation, each of the US Subsidiary Guarantors are direct Domestic Subsidiaries of the Issuer and will derive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement including the funding of the Advance by the Purchaser to the Issuer and have therefore guaranteed all of the obligations of the Issuer to the Secured Party under the Purchase Agreement and the other Note Documents;

WHEREAS, as a condition to the effectiveness of the Purchase Agreement and the Secured Party’s obligation to purchase the Note and make the extensions of credit and other financial accommodations specified therein, the Debtors are required to execute and deliver this Agreement for the benefit of the Secured Party to secure all of the Secured Obligations (as defined below); and

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Debtor hereby agrees in favor of Secured Party as follows:

1. Security Interest. (a) Each Debtor hereby grants to Secured Party a present and continuing security interest in and lien on all of the Collateral described in Sections l(b) and l(c) below to secure the payment and performance of all of the Secured Obligations described in Section 2 below.

(b) The term “Collateral” as used herein shall mean and include all now existing or hereafter arising rights, titles and interests of each Debtor in, to or under the following types or items of property of such Debtor, whether now owned or hereafter existing or hereafter created, acquired or arising and wheresoever located, and all cash and non‑cash proceeds thereof:

(i) all accounts;

(ii) all chattel paper and instruments, including but not limited to the Intercompany Notes (as such term is defined in the Purchase Agreement);

(iii) all general intangibles, including but not limited to all payment intangibles, contract rights and all Intellectual Property (as such term is defined in the Purchase Agreement);

(iv) all letter-of-credit rights;

(v) all inventory, including but not limited to raw materials, work in process and finished goods;

(vi) all equipment;

(vii) all fixtures;

(viii) all other goods;

(ix) all investment property, Investment Instruments and Intermediated Securities;

(x) all deposit accounts and securities accounts other than (A) accounts used exclusively for payroll, payroll taxes or other employee benefit or wage payments or (B) any fiduciary or trust account held exclusively for the benefit of an unaffiliated third party;

(xi) all commercial tort claims described on Schedule 2 attached hereto and made a part hereof;

(xii) all money, cash and cash equivalents; and

(xiii) all Proceeds of any of the above property.

(c) Unless otherwise defined herein, all terms contained in this Agreement shall have the meanings provided for by the Uniform Commercial Code as in effect in the State of New York to the extent the same are used or defined therein.

2. Obligations Secured.

This Agreement and the security interest and lien granted hereunder to Secured Party secure, without duplication the following obligations of the Debtors, whether presently existing or hereafter incurred or arising: (i) all of the Obligations (as such term is defined in the Purchase Agreement), (ii) all obligations of the US Subsidiary Guarantors under their guaranty as set forth in Article 4 of the Purchase Agreement and (iii) all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement and collection of the obligations described in the immediately preceding clauses (i) and (ii), and the enforcement of this Agreement, the Purchase Agreement, the Note and the other Note Documents (as such term is defined in the Purchase Agreement against any Debtor, including but not limited to the actual fees, charges and disbursements of counsel to the Secured Party (all such obligations described in the foregoing clauses (i), (ii) and (iii), the “Secured Obligations”).

3. Representations and Warranties.  Each Debtor hereby represents and warrants to Secured Party that:

(a) Each Debtor has full power and authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver and perform this Agreement and the transactions contemplated hereby.

(b) Such execution, delivery, and performance will not violate, or cause a default under or result in a lien (other than Secured Party’s security interest and lien hereunder) upon any property of Debtors pursuant to, any applicable law, rule or regulation or any agreement, indenture, judgment, order, decree, or instrument binding upon or affecting any Debtor or any of the Collateral.

(c) This Agreement constitutes the legal, valid, and binding obligation of each Debtor, enforceable against such Debtor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditor’s rights or by general equitable principles), and this Agreement grants to Secured Party a valid and enforceable security interest in or other lien on the Collateral.

(d) As of the date hereof, each Debtor’s chief executive office, principal place of business, organization identification number and, if applicable, federal employer identification number are set forth on Schedule 3(d) attached hereto and made a part hereof.

(e) Each Debtor has good and marketable title to the Collateral (or, in the case of any after‑acquired Collateral, such Debtor will have good and marketable title to the Collateral at the time such Debtor acquires rights in such Collateral).  Schedule 3(e)(1) attached hereto and made a part hereof sets forth as of the date hereof the locations of all inventory, goods, equipment and other tangible assets of each Debtor (other than inventory in transit in connection with a bona fide sales transaction).  Schedule 3(e)(2) attached hereto and made a part hereof sets forth as of the date hereof the locations of all deposit accounts and securities accounts of each Debtor, including the name and address of the depository bank or securities intermediary, as applicable, and the account number. Schedule 3(e)(3) attached hereto and made a part hereof sets forth as of the date hereof all Intellectual Property of each Debtor that is registered or recorded (or which is the subject of an application for registration or recordation) in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or in any other country or any political subdivision thereof.  None of the Debtors own any real property.

(f) The exact legal name and jurisdiction of organization of each Debtor is as set forth in the preamble to this Agreement.

(g) Except for the security interest and lien granted hereunder in favor of Secured Party, no person has (or, in the case of any after‑acquired Collateral, at the time any Debtor acquires rights therein, will have) any right, title, claim, or other interest (whether in the nature of a security interest, other lien or charge, or otherwise) in, against or to any Collateral or any interest therein or than Permitted Liens.

(h) As of the date of this Agreement, no Debtor has any rights, titles or interests in any commercial tort claims.

All of the foregoing representations and warranties shall survive the execution, delivery and acceptance of this Agreement by Secured Party and Debtors and the closing of the transactions contemplated herein and in the Purchase Agreement.

4. Covenants and Agreements of Debtor.  Each Debtor hereby covenants and agrees with the Secured Party as follows:

(a) Except to the extent not required under the Purchase Agreement, each Debtor shall pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral or Secured Party’s security interest or other lien hereunder (including all property, excise, intangible, use, sales, stamp and other such taxes).

(b) Each Debtor shall not sell, encumber, lease, rent or otherwise dispose of or transfer any Collateral or any right or interest therein except as expressly permitted by it hereunder or in the Purchase Agreement, and each Debtor shall keep the Collateral free of all levies, security interests or other liens, charges or encumbrances except for Permitted Liens or those approved in writing by Secured Party.

(c) Except to the extent not required under the Purchase Agreement, each Debtor shall comply in all material respects with all laws, rules and regulations (including those governing environmental matters) relating to the possession, operation, storage, maintenance, disposal, and control of the Collateral.

(d) If and to the extent requested by Secured Party on or after the occurrence and during the continuance of any Event of Default, each Debtor shall account fully for and promptly deliver to Secured Party, in the form received, all documents, chattel paper, instruments, and agreements constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to Secured Party or in blank.  Each Debtor agrees that any and all intercompany loans shall at all times be evidenced by that certain Global Intercompany Promissory Note amongst the Debtors and dated the date hereof.

(e) Each Debtor shall keep records of the Collateral that are accurate and complete in all material respects and shall provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time.

(f) Each Debtor shall keep, procure, execute, and deliver from time to time any and all, indorsements, notifications, registrations, assignments, financing statements, fixture filings, certificate of title applications, blank transfer powers, and other writings deemed necessary by Secured Party to perfect, maintain, and protect its security interest in or other lien on the Collateral hereunder and the priority thereof, and each Debtor shall take such other actions as Secured Party may reasonably request to protect the Secured Party’s security interest in the Collateral, including, without limitation, using commercially reasonable efforts to obtain such landlord waivers, mortgagee waivers and other assurances from third parties regarding Secured Party’s access to and right to foreclose on or sell the Collateral and right to realize the practical benefits of such foreclosure or sale as Secured Party may request, in each case, at Debtors’ expense.  Unless prohibited by applicable law, each Debtor hereby authorizes Secured Party to execute and file any financing statement or fixture filing (or the equivalent thereof in any foreign country) on each Debtor’s behalf and without such Debtor’s signature, and the parties further agree that any carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.  In addition to and not in limitation of the foregoing, the Secured Party may, at the Debtors’ expense, apply for any registration of this Agreement if registration is necessary to: (i) perfect the security interest granted in favor of the Secured Party; or (ii) to protect the rights of Secured Party and the priority of the security interest of the Secured Party in the Collateral.

(g) Debtors shall reimburse Secured Party upon demand for all reasonable documented out-of-pocket costs and expenses, including, without limitation, reasonable documented out-of-pocket attorney’s fees and disbursements, Secured Party may now or hereafter incur while exercising or enforcing any right, power, or remedy provided to Secured Party by this Security Agreement or by law, all of which costs and expenses shall constitute part of the Secured Obligations.

(h) Debtors shall give Secured Party not less than thirty (30) days prior written notice of any change in any Debtor’s chief executive office or principal place of business.

(i) Debtors shall give Secured Party not less than thirty (30) days prior written notice of any change to a Debtor’s legal name or its jurisdiction of organization.

(j) Each Debtor shall promptly furnish Secured Party with such information regarding the Collateral (and any account debtors thereunder) as Secured Party from time to time may request.

(k) Each Debtor shall keep the Collateral in good condition and repair, ordinary wear and tear excepted, and shall not cause or permit any material waste of any of the Collateral.

(l) Debtors shall insure the Collateral as required pursuant to the Purchase Agreement and shall cause Secured Party to be named as loss payee under all property coverages and as an additional insured under all liability coverages, and each Debtor hereby assigns all such policies and all proceeds thereof (including returned premiums) to Secured Party, to secure the Secured Obligations, agrees to appropriate insurance certificates and endorsements evidencing such assignment to Secured Party at its request, and agrees that upon the occurrence and during the continuance of any Event of Default, Secured Party may make any claim thereunder, collect and receive payment and indorse any instrument in payment of loss or return premium or other refund or return, and apply such amounts received, at Secured Party’s election, to replacement of the Collateral or to the Secured Obligations.

(m) Each Debtor agrees that all risk of loss of the Collateral shall at all times be and remain upon such Debtor irrespective of whether such Collateral is then in such Debtor’s or Secured Party’s possession.

(n) Each Debtor shall permit Secured Party (or any person designated by Secured Party) from time to time (but only once per Fiscal Quarter unless an Event of Default then exists) to inspect the Collateral and to inspect, audit and make copies of or extracts from all books and records maintained by or on behalf of each Debtor pertaining to the Collateral (including computer records), all at such reasonable times and places and upon reasonable advance notice (except no such notice shall be required if any Default or Event of Default then exists) as Secured Party may request from time to time.

(o) The Debtors shall not establish any new deposit accounts or any securities accounts on or after the date of this Agreement, unless such deposit account or securities account is subject to a deposit account control agreement or a securities account control agreement, as applicable, among the applicable Debtor, the depository bank or securities intermediary, as applicable, and the Secured Party, in form and substance reasonably satisfactory to the Secured Party.

(p) No Debtor shall acquire any ownership interest in any real property (other than a leasehold interest) without the prior written consent of the Secured Party.

(q) At the end of each Fiscal Quarter during which any Debtor registered or recorded any new Intellectual Property on or after the date hereof (including any Intellectual Property which is the subject of an application for registration or recordation) in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or in any other country or any political subdivision thereof, such Debtor will execute an Intellectual Property Security Agreement (or, if applicable, enter into an amendment of an existing Intellectual Property Security Agreement) with respect to such Intellectual Property, in form and substance reasonably satisfactory to the Secured Party, and take all other actions and execute and deliver to Secured Party all other documents as necessary or appropriate in the reasonably judgment of the Secured Party to create, preserve, perfect and maintain the security interests granted in favor of the Secured Party in such Intellectual Property.  Each Debtor shall conduct its business and affairs without knowing infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply with the terms of any applicable license in respect of such Intellectual Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(r) If any Collateral with a value in excess of $100,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Debtor and the Secured Party so requests (i) notify such Person in writing of the Secured Party’s security interest therein, and (ii) use commercially reasonable efforts to obtain a Third Party Waiver Agreement.

(s) Each Debtor shall, upon obtaining any Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $50,000 in any individual instance or $100,000 in the aggregate, (i) promptly forward to the Secured Party an updated Schedule 2 listing each such Commercial Tort Claim seeking damages in in excess of $50,000 and all Commercial Tort Claims if the damages sought exceed $100,000 in the aggregate, and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Secured Party or required by law to create, preserve, perfect and maintain the Secured Party’s security interest in such Commercial Tort Claims set forth on Schedule 2.

(t) In addition and not in limitation of the foregoing covenants, each Debtor agrees that from time to time, at the expense of such Debtor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

5. Power of Attorney.  Each Debtor hereby agrees that from time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of Secured Party with respect to the Collateral, the obligations of such Debtor hereunder or the other Secured Obligations, Secured Party may, but shall not be obligated to and shall incur no liability to any Debtor or any third party for failing to, take any action which any Debtor is obligated by this Agreement to take, and each Debtor also hereby appoints (which appointment is coupled with an interest and shall be irrevocable so long as this

Agreement is in effect) Secured Party as its attorney-in-fact with full power and authority at any time to take any of the following actions during the existence of any Event of Default hereunder in either Debtors’ or Secured Party’s name (but Secured Party shall have no obligation to and shall incur no liability to any Debtor or any third party for failing to exercise any such power or authority): (a) to collect by legal proceedings or otherwise and indorse, receive and receipt for all dividends, interest, payments, proceeds, and other sums and property now or hereafter payable on or on account of any of the Collateral; (b) to enter into any extension, reorganization, deposit, merger, consolidation, or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, any of the Collateral; (c) to insure, process, and preserve any of the Collateral or to take any other action which Debtor is obligated by this Agreement to take; (d) subject to applicable law, to transfer upon foreclosure any of the Collateral to its own or its nominee’s name; (e) to make any compromise or settlement, and take any action it deems advisable, with respect to any of the Collateral; (f) to prepare, file and sign any Debtor’s name to any proof of claim in bankruptcy (or any similar document) against any account debtor on any of the Collateral; (g) to indorse any Debtor’s name upon any checks or other proceeds of any Collateral and deposit same to any account of Secured Party; (h) to indorse any Debtor’s name on any other document, instrument or other agreement relating to any of the Collateral; (i) to use the information recorded on or contained in any data processing equipment, other computer hardware or any software relating to any Collateral; (j) to make, adjust or enforce claims under any insurance policy relating to any Collateral; (k) to do all other acts and things necessary, in Secured Party’s reasonable credit judgment, to fulfill any Debtor’s obligations under this Agreement; and (l) to pay any and all taxes, assessments, charges, encumbrances or liens now or hereafter imposed upon or affecting any of the Collateral.  The foregoing power of attorney may be exercised by Secured Party in its discretion, in its name or any Debtor’s name, and without prior notice to or demand upon any Debtor.  Each Debtor agrees to reimburse Secured Party on demand for any reasonable, documented out-of-pocket sums advanced or expenses incurred by Secured Party in exercising any of the foregoing rights and powers together with interest accruing thereon daily at the highest rate the applicable Debtor has contracted to pay on any of the Secured Obligations.  Debtors’ reimbursement obligations under this Section shall constitute part of the Secured Obligations secured hereunder.

6. Events of Default.  An event of default under this Agreement shall be deemed to exist upon the occurrence of any of the following event (each such event being herein called an “Event of Default”):

(a) The occurrence of any Event of Default (as such term is defined in the Purchase Agreement); or

(b) If any statement, representation, or warranty of any Debtor made in this Agreement or in any other document furnished in connection herewith to Secured Party proves to have been untrue, incorrect, misleading or incomplete in any material respect as of the date made or deemed made; or

(c) Failure of any Debtor to punctually and fully perform, observe, discharge or comply with any of the covenants set forth in subsections (a), (b), (d) or (i) of Section 4; or

(d) Failure of any Debtor to punctually and fully perform, observe, discharge or comply with any of the other covenants or agreements set forth in this Agreement, which failure is not cured within thirty (30) days of the giving by Secured Party to Issuer of written notice of same.

7. Secured Party’s Remedies.  Upon the occurrence and during the continuation of any one or more of the foregoing Events of Default, Secured Party may, at its option, and without notice to or demand on Debtors and in addition to all rights and remedies available to Secured Party under any other agreement, at law, in equity, or otherwise, do any one or more of the following:

(a) Secured Party may declare any or all of the Secured Obligations to be immediately due and payable and foreclose or otherwise enforce Secured Party’s security interest in or other lien hereunder on any or all of the Collateral in any manner permitted by law or provided for in this Agreement.

(b) Secured Party may recover from Debtors all documented out-of-pocket costs and expenses, including, without limitation, documented out-of-pocket attorney’s fees, incurred or paid by Secured Party in exercising or enforcing any right, power, or remedy with respect to any or all of the Collateral provided to it by this Agreement or by applicable law.

(c) Secured Party may require Debtors to assemble any or all of the Collateral and make it available to Secured Party at such place or places as may be designated by Secured Party.

(d) Secured Party may enter onto any property where any Collateral is located and take possession thereof with or without judicial process.

(e) Prior to Secured Party’s disposition of any Collateral, Secured Party may store, process, complete, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate (but Secured Party shall not be obligated to do so).

(f) Secured Party may vote all or any of the Collateral (and in connection therewith each Debtor hereby grants to Secured Party a proxy to vote the Collateral which proxy shall be irrevocable so long as this Agreement is in effect); provided, however, that unless and until an Event of Default has occurred hereunder and Secured Party has elected as a result thereof to exercise its voting right and proxy under this subsection, Debtors shall be entitled to vote the Collateral but no vote may be cast by any Debtor which would violate or be inconsistent with any of the terms of this Agreement or any other agreement between Debtors and Secured Party relating to the Collateral or the Secured Obligations.

(g) Secured Party may transfer any of the Collateral into its name, notify any account debtor under or other person obligated on any Collateral to make payments thereunder directly to Secured Party, and otherwise collect or enforce payment of any of the Collateral (but Secured Party shall have no obligation to do any of the foregoing).

(h) Secured Party may sell or otherwise dispose of any of the Collateral at one or more public or private sales at Debtors’ or Secured Party’s place of business or any other place or places, including without limitation at any brokers board or security exchange, in lots or in bulk, for cash or on credit, all as Secured Party, in its discretion, may deem advisable.  Each Debtor agrees that seven (7) days’ prior written notice from Secured Party to Issuer of any public sale of any Collateral or the date after which any private sale of any Collateral will be held shall constitute reasonable notice thereof and such sale may be held at such locations as Secured Party may designate in each said notice.  Secured Party shall have the right to conduct any such sale on any Debtor’s premises, without any charge therefor, and any such sales may be adjourned from time to time in accordance with applicable law.  Secured Party may purchase all or any part of the Collateral at any public sale or, if permitted by law, any private sale and, in lieu of actual payment of such purchase price, Secured Party may set‑off the amount of such price against the Secured Obligations.

(i) Upon any sale or other disposition of any of the Collateral pursuant to this Security Agreement, Secured Party shall have to the maximum extent permitted by law the right to deliver, assign, and transfer to the purchaser thereof the Collateral or the portion thereof so sold or disposed of and each purchaser at any such sale or other disposition (including Secured Party) shall acquire such Collateral free from any claim or right of whatever kind, including any equity or right of redemption of any Debtor and each Debtor specifically waives (to the maximum extent permitted by law) all rights of redemption, stay or appraisal with respect to the Collateral which any Debtor has or may have under any applicable law, statute, or constitution now existing or hereafter in effect.

8. Application of Proceeds. (a)  All monies and other proceeds received by Secured Party upon any collection, sale or other disposition of any Collateral, together with all other monies and other proceeds received by Secured Party hereunder, shall be applied as follows:

First, to the payment of the reasonable costs and expenses of such sale, collection or other disposition which may have been incurred by Secured Party, including without limitation attorney’s fees as provided in Section 7(b) above and all other reasonable expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

Second, to the payment of all other Secured Obligations then due in such order as Secured Party may elect; and

Third, after payment in full of all Secured Obligations then due, any surplus then remaining from such proceeds shall be paid to Debtors.

(b) Each Debtor shall remain liable to Secured Party for any deficiency owing on the Secured Obligations after the application of the proceeds of the Collateral as provided above.

9. Indemnity.  Each Debtor hereby agrees to indemnify Secured Party and hold Secured Party harmless from and against any claim, liability, loss, damage, expense, suit, action or proceeding which may now or hereafter be suffered or incurred by Secured Party as a result of any Debtor’s failure to observe, perform or discharge any Debtor’s duties or obligations hereunder or Secured Party’s holding or administering this Agreement or any Collateral unless with respect to any of the above Secured Party is finally determined to have acted with gross negligence or to have engaged in willful misconduct.  Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Secured Party by any person under any environmental, occupational safety and hazard, or other similar laws, rules or regulations by reason of any Debtor’s or any other person’s failure to comply with any such laws, rules or regulations.  The indemnity obligations of Debtors under this Section shall constitute a part of the Secured Obligations secured hereunder and shall survive the termination of this Agreement.

10. Miscellaneous.  (a) Any waiver, forbearance or failure or delay by Secured Party in exercising any of its rights, powers, or remedies hereunder shall not preclude the further exercise thereof, and every right, power, or remedy of Secured Party hereunder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party.  Each Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(b) This Agreement may be executed in any number of several counterparts, each of which when so executed shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

(c) This Agreement contains the entire agreement between Secured Party and Debtors with respect to the Collateral and supersedes all prior agreements, commitments, understandings, negotiations or correspondence between them with respect thereto.  If any provision of this Agreement shall be held invalid or prohibited under applicable law, this Agreement shall be invalid or ineffective only to the extent of such invalidity or prohibition, without invalidating the remainder of this Agreement.

(d) The rights, powers, and remedies of Secured Party under this Agreement shall be in addition to all other rights, powers, or remedies given to Secured Party by applicable law or by any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercise successively or concurrently without impairing Secured Party’s security interest in or other lien on any of the Collateral.

(e) All singular terms used herein shall include the plural and vice versa.  If more than one person executes this Agreement as Debtor, the term “Debtor” as used herein shall be deemed to refer to each such person individually and all such persons collectively, and their obligations and agreements hereunder shall be joint and several.  All pronouns used herein shall be deemed to cover all genders.  All headings used herein are for convenience of reference only and shall not constitute a substantive part of this Agreement.

(f) This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto.

(g) All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.1 of the Purchase Agreement, provided that any notice so given by Secured Party to the Issuer shall be deemed to be given to all Debtors and each US Subsidiary Guarantor hereby designates the Issuer as its agent for receipt of any and all such notices.

(h) All rights of Secured Party under this Agreement shall inure to the benefit of its successors and assigns, and all obligations of each Debtor hereunder shall bind its heirs, legal representatives, successors, and assigns, provided that no Debtor may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the Secured Party.

(i) This Agreement and all security interests and other liens granted or conveyed hereunder shall remain in full force and effect and shall be irrevocable until the time at which all of the Secured Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) have been indefeasibly paid in full, at which time this Agreement and all such security interests and other liens will terminate, subject to reinstatement as provided below.  Each Debtor hereby waives any right such Debtor may have upon payment in full of the Secured Obligations to require Secured Party to terminate its security interest in the Collateral or any financing statement relating thereto until this Agreement is terminated in accordance with the foregoing terms. Effective upon the consummation of a disposition of any Collateral to any Person (other than the Debtors) to the extent such disposition is expressly permitted under the Purchase Agreement and the application of proceeds thereof in conformity with the provisions of this Agreement and the Purchase Agreement, the security interest granted under the Transactions Documents in such Collateral (but not any of the proceeds thereof) so disposed of will terminate and the Secured Party shall, upon Issuer’s request and at Issuer’s sole cost and expense, promptly deliver such releases as may be appropriate to give public notice of such release, provided, however, the security interest granted under the Note Documents in all remaining Collateral will remain in full force and effect.  Each Debtor agrees that, if any payment made by any Debtor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Secured Party to such Debtor, its estate, trustee, receiver or any other party, including any Debtor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If any lien or other Collateral securing such Debtor’s liability shall been released or terminated by virtue of this Agreement, such lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Debtor in respect of any lien or other Collateral securing such obligation or the amount of such payment.

(j) Time is of the essence of this Agreement.

(k) Nothing in this Agreement shall affect or modify the demand nature of any portion of the Secured Obligations expressly made payable on demand by the Note Purchase Agreement or by any other instrument or agreement evidencing or securing the same and the occurrence of an Event of Default hereunder shall not be a prerequisite to Secured Party’s right to demand immediate payment thereof.

(l) On and after the effective time of the consummation of the Reincorporation, all references herein to the “Company” shall be deemed to refer to Staffing 360 Solutions, Inc., a Delaware corporation, as successor by merger to the Company.

11.GOVERNING LAW; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.6, 10.12 AND 10.13 OF THE PURCHASE AGREEMENTS WITH RESPECT TO GOVERNING LAW, consent to service of process AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS. EACH DEBTOR HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO NOTICE OR HEARING PRIOR TO SEIZURE BY SECURED PARTY OF ANY OF THE COLLATERAL, WHETHER BY WRIT OF POSSESSION OR OTHERWISE.

12. MidCap Intercreditor Agreement; Possession and Control of Collateral.

(a) Notwithstanding anything herein to the contrary, the priority of the liens granted to the Secured Party pursuant to this Agreement and the exercise of the rights and remedies of the Secured Party hereunder and under any other Note Document, are subject to the provisions of the MidCap Intercreditor Agreement.  In the event of any conflict between the terms of the MidCap Intercreditor Agreement and this Agreement or any other Note Document, the terms of the MidCap Intercreditor Agreement shall govern and control.  Notwithstanding anything to the contrary herein, the Secured Party acknowledges and agrees that no Debtor shall be required to take or refrain from taking any action at the request of the Secured Party with respect to the Collateral if such action or inaction would violate the express terms of the MidCap Intercreditor Agreement.

(b) Subject to (but without limiting) the foregoing, at any time prior to the discharge of the Senior Loans (as defined in the MidCap Intercreditor Agreement), any provision hereof requiring Debtors to deliver possession of any Collateral (as defined in the MidCap Intercreditor Agreement) to the Secured Party or its representatives, or to cause the Secured Party or its representatives to control any Collateral (as defined in the MidCap Intercreditor Agreement), shall be deemed to have been complied with if and for so long as the Agent (as defined in the MidCap Intercreditor Agreement) shall have such possession or control for the benefit of the Secured Party and as bailee or sub-agent of the Secured Party as provided in the MidCap Intercreditor Agreement

(c) Furthermore, at all times prior to the discharge of the Senior Loans (as defined in the MidCap Intercreditor Agreement), the Secured Party is authorized by the Debtors to effect transfers of possessory Collateral (as defined in the MidCap Intercreditor Agreement) at any time in its possession (and to execute any "control" or similar agreements with respect thereto and deliver the same to) the Agent (as defined in the MidCap Intercreditor Agreement) for purposes of perfection.

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IN WITNESS WHEREOF, Debtors and Secured Party have executed and delivered this Security Agreement and each Debtor has affixed its seal hereto, all as of the day and year first above set forth.

DEBTORS:

STAFFING 360 SOLUTIONS, INC. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman	FARO RECRUITMENT AMERICA, INC. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

MONROE STAFFING SERVICES, LLC By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman	PEOPLESERVE, INC. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

PEOPLESERVE PRS, INC. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

LIGHTHOUSE PLACEMENT SERVICES, INC. By: /s/ David Faiman Name: David Faiman Title: Secretary and Treasurer

SECURED PARTY: JACKSON INVESTMENT GROUP, LLC By: /s/ Douglas B. Kline Name: Douglas B. Kline Title: Chief Financial Officer